Exhibit 99.1

Microbot Medical® Confirms Continued Operational and Commercial Stability Amid Current Geopolitical Event

HINGHAM, Mass., March 3, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced today that the Company, both in the USA and in Israel, is not experiencing any business disruption as a result of current geopolitical events. The safety and security of the employees remain its top priority. All personnel continue to operate as usual, and both internal operations and the lead manufacturing partner remain fully functional.

Following the recent FDA clearance of LIBERTY, the commercial focus of the Company has been on the U.S. market, managed by its dedicated U.S.-based commercial team headquartered in Hingham, MA. This ensures uninterrupted service, reliable distribution, and continued advancement of the limited market release of the LIBERTY System as planned. The Company maintains sufficient inventory in the U.S. to support current customers and is actively building additional stock through its U.S.-based third-party logistics partner to meet anticipated demand.

In preparation for the full market release of the LIBERTY System at the Society of Interventional Radiology (SIR) annual meeting next month, and amid the growing market interest, the Company continues to strengthen its commercial infrastructure. It recently hired additional sales representatives to expand coverage into new U.S. territories, along with a Director of Health Economics and Outcomes Research (HEOR) to further support and enhance its commercial expansion.

The Company is closely monitoring the situation in the Middle East to ensure the ongoing well-being of its employees and to ensure uninterrupted support for customers, reinforcing its commitment to operational excellence.

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. The Company commenced the limited market release of the LIBERTY system in late 2025 and plans for a full market release at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com